                                                                     EXHIBIT 4.5

                          ORBITAL SCIENCES CORPORATION

                        5% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2002

No. R-1                                                         U.S.$100,000,000
CUSIP NO. 685564 AB 2

           THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

           THE SECURITIES EVIDENCED BY THIS SECURITY (OR ITS PREDECESSOR) WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITIES AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. SUCH SECURITIES MAY BE OFFERED AND SOLD ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. EACH PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF SUCH BENEFICIAL INTEREST IN THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

           EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THE GLOBAL SECURITY THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF ORBITAL SCIENCES CORPORATION (THE "COMPANY") THAT THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY (OR SUCH SHORTER PERIOD AS

MAY THEN BE APPLICABLE UNDER THE SECURITIES ACT REGARDING THE HOLDING PERIOD FOR NOTES UNDER RULE 144(K) OF THE SECURITIES ACT OR ANY SUCCESSOR RULE) OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY OR A SUBSIDIARY THEREOF (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER), (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS DEFINED BELOW) (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER), OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION.

           EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. EACH BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES OR SUCH COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

           THE BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

           THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER AND BENEFICIAL OWNERS OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND THE BENEFICIAL


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


INTERESTS THEREIN AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

           THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE (5) ABOVE OR UPON TRANSFER OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

           ORBITAL SCIENCES CORPORATION, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns (the "Holder"), the principal sum of one hundred million United States Dollars (U.S.$100,000,000) (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $100,000,000 in the aggregate at any time) by adjustments made on the records of the Trustee, as custodian of the Depositary, in accordance with the rules and procedures of the Depositary) on October 1, 2002 and to pay interest thereon, from September 16, 1997, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on April 1 and October 1 in each year (each, an "Interest Payment Date"), commencing April 1, 1998, at the rate of 5% per annum (together with any Additional Amounts and Additional Interest that the Company may be required to pay) until the principal hereof is due, and at a rate of 5% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest.

           The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 and September 15 (whether or not a Business Day (as defined in the Indenture)), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof will be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security, at the office of the Trustee in The City of New York or, subject to the right of the Company to terminate such appointment, the Paying Agent in Luxembourg, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York or Luxembourg in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S.$2,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the Holder with a bank in The City of New York. Payment of interest on this Security will be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Regular Record Date, by transfer to a United States Dollar account (such a transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the Holder with a bank in The City of New York.


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


           The Company will pay to the Holder of this Security who is a Non-U.S. Holder (or in the case of a Global Security, to the registered Holder on behalf of the beneficial owners in such Global Security who are Non-U.S. Holders) such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Security (including payment on redemption or repurchase), after deduction or withholding for, or on account of any present or future tax, assessment or governmental charge imposed by, or as a result of such payment to, the United States of America or any political subdivision or taxing authority thereof or therein (each, a "Taxing Jurisdiction"), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall not be obligated to pay any Additional Amounts in respect of payments becoming due on the Securities more than 15 days after the Redemption Date with respect to any redemption of the Tax Affected Securities pursuant to the third paragraph of the reverse of this Security to the extent that the Company's obligation to pay such Additional Amounts arises from the Tax Law Change that resulted in such redemption; and provided, further, that the foregoing obligation to pay Additional Amounts will not apply to:

           (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Non-U.S. Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Non-U.S. Holder, if such Non-U.S. Holder is an estate, a trust, a partnership or a corporation) and the Taxing Jurisdiction, including, without limitation, such Non-U.S. Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen, domiciliary or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein or (ii) such Non-U.S. Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation, a passive foreign investment company, or a foreign private foundation or foreign tax exempt entity for United States federal tax purposes, or a corporation which accumulates earnings to avoid United States federal income tax;

           (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Non-U.S. Holder of this Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

           (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

           (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of such Non-U.S. Holder (or beneficial owner of such Note), if compliance is required or imposed by a statute, treaty, regulation or administrative practice of the United States as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

           (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on this Security;

           (f) any tax, assessment or other governmental charge imposed on interest received by a Non-U.S. Holder actually or constructively holding 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

           (g) any tax, assessment or other governmental charge imposed on a Non-U.S. Holder that is a partnership or a fiduciary or other than the sole beneficial owner of such payment, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner, member, beneficiary or settlor directly been the Holder of this Security;

           (h) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, premium, if any, or interest on any Note, if such payment can be made without such withholding by any other Paying Agent in Western Europe; or

           (i)  any combination of items (a), (b), (c), (d), (e), (f), (g) and
      (h).

           Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, this Security, such mention shall be deemed to include mention of the payment of Additional Amounts payable as described in the preceding paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect of this Security and express mention of the payment of Additional Amounts (if applicable) in any provisions of this Security shall not be construed as excluding Additional Amounts in those provisions of this Security where such express mention is not made.

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

           Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

Dated: December 15, 1997

                                 ORBITAL SCIENCES CORPORATION


                                 By: Jeffrey V. Pirone
                                     -------------------------------------------
                                            Name:  Jeffrey V. Pirone
                                            Title: Senior Vice President and
                                                       Chief Financial Officer

Attest
By:  /s/ Elizabeth A. Abdoo
   -------------------------------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the Securities referred to in the within-mentioned Indenture.

Dated: December 15, 1997

                                    DEUTSCHE BANK AG, NEW YORK BRANCH as Trustee

                                    By: George Gregor
                                       -----------------------------------------
                                        Authorized Signatory

                                [REVERSE OF NOTE]

           This Security is one of a duly authorized issue of securities of the Company designated as its "5% Convertible Subordinated Notes due 2002" (herein called the "Securities"), limited in aggregate principal amount to U.S.$100,000,000, issued and to be issued under and pursuant to an Indenture, dated as of September 16, 1997 (herein called the "Indenture"), between the Company and Deutsche Bank AG, New York Branch, Trustee, herein called the "Trustee" (which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness of the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are issuable in the denomination of U.S.$1,000 and integral multiples thereof. As provided in the Indenture and subject to the limitations therein set forth, the Securities are exchangeable (a) at the office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York or (b) so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require (and subject to the right of the Company to terminate the appointment of any Security Registrar (as defined below)), the office of Banque de Luxembourg, International Department, 14 Boulevard Royal, L-2449 Luxembourg, or at such other offices or agencies outside the United States as the Company may designate (each a "Security Registrar").

           No sinking fund is provided for the Securities. Subject to the redemption of Tax Affected Securities as described below, the Securities will not be redeemable at the option of the Company prior to October 2, 2000. At any time on or after October 2, 2000 and prior to maturity, the Securities are subject to redemption at the option of the Company at any time, in whole or in part, upon not less than 20 nor more than 60 days' notice to the Holders prior to the Redemption Date, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if such Redemption Date occurs during the following periods:

                                                 PERIOD                                      PERCENTAGE
                                                 ------                                      ----------
                        October 2, 2000 through and including September 30, 2001                102%
                        October 1, 2001 through and including September 30, 2002                101%

and 100% on October 1, 2002; together, in each case, with accrued interest to, but excluding the Redemption Date; Securities that are Tax Affected Securities are also redeemable, in whole but not in part, under the circumstances described in the next succeeding paragraph, at a Redemption Price equal to 100% of the principal amount thereof plus interest accrued to, but excluding, the Redemption Date; provided, however, that interest installments on Securities whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof all as provided in the Indenture.

           If, as a result of a Tax Law Change, the Company is or would become obligated on the next succeeding Interest Payment Date to pay to the Holder of any Security Additional Amounts, as described in the third paragraph (following the legends) of the face of this Security, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Tax Affected Securities in whole, but not in part, at any time, on giving not less than 20 days' notice to the Holders prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to, but excluding, the Redemption Date, and any Additional Amounts then payable; provided, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to withhold or pay any such Additional Amounts were a payment in respect of the Tax Affected Securities then made. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and
(b) an Opinion of Counsel selected by the Company to the effect that the circumstances referred to above in this paragraph exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holder. The Company's right to redeem the Tax Affected Securities shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts.

           In the event of a redemption of less than all of the Securities, the Trustee will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (B) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

           In any case where the due date for the payment of the principal or premium, if any, or interest, including Additional Amounts and Additional Interest on, any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day, at any Place of Payment or Place of Conversion, as the case may be, then payment of principal, premium, if any, or interest, including Additional Amounts and Additional Interest, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such date through such next succeeding Business Day.

           Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his or her option, at any time on or prior to the close of business on October 1, 2002, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his or her right to require the Company to repurchase this Security or such portion hereof then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day next preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S.$1,000, provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple thereof) into fully paid and nonassessable Common Stock of the Company at an initial Conversion Price of U.S.$28.00 for each share of Common Stock (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture).

           In order to convert a Certificated Security, a Holder must surrender this Security, duly endorsed or assigned to the Company or in blank to a Conversion Agent. In case surrender shall be made during the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date ("Interest Period"), such Holder shall also be required to pay in New York Clearing House or other funds acceptable to the Company an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also to deliver the conversion notice hereon duly executed, to the Company at the office of the Trustee in The City of New York or the Conversion Agent in Luxembourg, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent as may be designated by it for such purpose in The City of New York, or Luxembourg, or at such other offices or agencies as the Company may designate (each a "Conversion Agent").

           No cash payment or adjustment shall be made on conversion of this Security for interest accrued hereon from the Interest Payment Date next preceding the date of conversion or for dividends on the Common Stock issued on conversion hereof subject only (i) in the case of a conversion during an Interest Period, to the obligation of the Holder to pay to the Company an amount equal to the accrued interest in respect of this Security as provided in the immediately preceding paragraph and the obligation of the Company to pay such accrued interest to the Holder of this Security (or any Predecessor Security) of record on the Regular Record Date that commences such Interest Period and (ii) in the case of a conversion on an Interest Payment Date, the obligation of the Company to pay to the Holder of this Security (or any Predecessor Security) of record on the Regular Record Date next preceding such Interest Payment Date interest accrued hereon from such next preceding Interest

Payment Date. Following a conversion, the Company shall promptly deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the transfer of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger or transfer by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock is not a Constituent Person (as defined in the Indenture) and failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Price will be made until such adjustment would require an increase or decrease of at least one percent of such price, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

           Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of Common Stock issued upon conversion thereof the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined in the Indenture) to such Holder of Restricted Securities or such holder of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

           The Holder of this Security and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of September 16, 1997, between the Company and the Initial Purchasers. In order to participate in any such registration, Holders must obtain from the Trustee, and complete, sign and deliver to the Company, a selling securityholder questionnaire, provide certain other information with respect to the Holder and otherwise comply with the provisions of the Registration Rights Agreement. The Company shall pay Additional Interest to the Holder of this Security as provided for in the Registration Rights Agreement. Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, this Security, such mention shall be deemed to include mention of the payment of Additional Interest payable as described in the preceding paragraph to the extent that, in such context, Additional Interest is, was or would be payable in respect of this Security and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

           If a Fundamental Change (as defined in the Indenture) occurs at any time on or prior to October 1, 2002, each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Securities (or the portion of such Securities that is $1,000 or an integral multiple of $1,000 in excess thereof) on the 45th day after notice thereof. Such payment shall be made at the following Repurchase Prices (expressed as percentages of the principal amount thereof) in the event of a Fundamental Change occurring during the 12-month period beginning October 1, (September 17, 1997 in the case of the first period):

                           Year                                            Percentage
                           ----                                            ----------
                           1997                                              102%
                           1998                                              102%
                           1999                                              102%
                           2000                                              102%
                           2001                                              101%

and 100% at October 1, 2002; together in each case, with accrued interest to, but excluding, the Repurchase Date; provided in each case that if the Applicable Price (as defined in the Indenture) is less than the Reference Market Price (as defined in the Indenture), the Company shall repurchase such Securities at a price equal to the product of (i) foregoing Repurchase Price multiplied by (ii) the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest, if any, on such Securities to, but excluding, the Repurchase Date; provided that if such Repurchase Date is April 1 or October 1, then the interest payable on such date shall be paid to the Holder of record of the Securities on the Regular Record Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

           In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.

           The indebtedness evidenced by this Security and the obligations of the Company under the Indenture are to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

           If an Event of Default (as defined in the Indenture) shall occur and be continuing, the principal of all the Securities, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued interest, premium, if any, Additional Amounts, if any, and Additional Interest, if any, to the date of declaration, and (ii) of interest on any overdue principal and overdue interest, to the extent permitted by law, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with either (a) the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least the lesser of (i) a majority in aggregate principal amount of the Securities at the time Outstanding and (ii) 66-2/3% in aggregate principal amount of the Outstanding Securities represented and entitled to vote at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any

Successor Security, whether or not notation of such consent or waiver is made upon this Security or such Successor Security.

           As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon (including any Additional Amounts and Additional Interest) on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

           No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on (including Additional Amounts and Additional Interest, as described herein) this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Securities is registrable on the Security Register (as defined in the Indenture) upon surrender of a Security for registration of transfer (a) at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in The City of New York, or (b) so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, the office of Banque de Luxembourg in Luxembourg or (c) subject to any laws or regulations applicable thereto and to the right of the Company to terminate the appointment of any Security Registrar (as defined in the Indenture), at the offices of the Security Registrars described herein or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

           No recourse for the payment of the principal (and premium, if any) or interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

           Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                   ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

To assign this Security fill in the form below:

        (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number, if any)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

        Your signature:
                       ---------------------------------------------------------
                                  (Sign exactly as your name appears on
                                     the other side of this Security)

        Date:
             -------------------

        Signature Guarantee:*
                             ---------------------------------------------------

        In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years (or such shorter period as may then be applicable under the United States Securities Act of 1933, as amended (the "Securities Act") (or any successor provision)) after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

        CHECK ONE BOX BELOW

        (1)  [ ]   to the Company or a Subsidiary thereof; or

        (2)  [ ]   pursuant to and in compliance with Rule 144A under the
                   Securities Act; or

        (3)  [ ]   pursuant to and in compliance with Regulation S under the
                   Securities Act; or

        (4)  [ ]   pursuant to Rule 144 of the Securities Act;

        (5)  [ ]   pursuant to an effective registration statement under the
                   Securities Act; or

        (6)  [ ]   pursuant to another available exemption from the registration requirements of the Securities Act.

        Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however,

-----------------
* Signature must be guaranteed by a commercial bank, trust company or member firm of a major stock exchange.

that if box (2), (3), (4), (5), (6) or (7) is checked, the Trustee (as instructed by the Company) and the Company may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

ELECTION OF HOLDER TO REQUIRE REPURCHASE

           1. Pursuant to Section 14.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

           2. The undersigned hereby directs the Company to pay it or _______________ the Repurchase Price plus interest accrued to, but excluding, the Repurchase Date, as provided in the Indenture.

Dated:
      ------------------------------        ------------------------------------

                                            ------------------------------------
                                            Signature(s)

                                            Signature(s) must be guaranteed by a
                                            commercial bank or trust company or
                                            a member firm of a major stock
                                            exchange if shares of Common Stock
                                            are to be issued, or Securities to
                                            be delivered, other than to or in
                                            the name of the registered Holder.

                                            ------------------------------------
                                            Signature Guaranteed

Principal amount to be repurchased:
                                   -------------------

Remaining principal amount following such repurchase:
                                                     ------------------

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                CONVERSION NOTICE

           The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of U.S.$1,000) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional shares and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
      ---------------------------------     ------------------------------------

If shares or Securities are to be           ------------------------------------
registered in the name of a Person          Signature(s)
other than the Holder, please print
such Person's name and address:             If only a portion of the Security is
                                            to be converted, please indicate:

---------------------------------------     Signature(s) must be guaranteed by a
                Name                        commercial bank or trust company or
                                            a member firm of a major stock
                                            exchange if shares of Common Stock
                                            are to be issued, or Securities to
                                            be delivered, other than to or in
---------------------------------------     the name of the registered Holder.
                Address

Social  Security or other Taxpayer
Identification Number, if any               ------------------------------------
                                            Signature Guaranteed

---------------------------------------

If only a portion of the Security is        Principal amount and denominations
to be converted, please indicate            of Securities representing
principal amount to be converted:           unconverted principal amount to be
                                            issued:
U.S.$_______________________                U.S$:_______________________
                                            Denomination: U.S.$_________________
                                            (any integral multiple of U.S.
                                            $1,000).